Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$8,533,850
Unrealized Gain (Loss) on Market Value of Futures	(841,970)
Dividend Income	27,003
Interest Income	89,886
ETF Transaction Fees	700
Total Income (Loss)	$7,809,469

Expenses
General Partner Management Fees	$57,039
Professional Fees	14,126
Brokerage Commissions	7,919
Non-interested Directors' Fees and Expenses	786
Total Expenses	79,870
Expense Waiver	(11,479)
Net Expenses	$68,391
Net Income (Loss)	$7,741,078

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$91,829,952
Withdrawals (150,000 Shares)	(2,851,812)
Net Income (Loss)	7,741,078

Net Asset Value End of Month	$96,719,218
Net Asset Value Per Share (4,650,000 Shares)	$20.80

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612